SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2015

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen E. Pirnat as President, Chief Executive Officer and Chairman of the Board.

On February 3, 2015, Mr. Stephen E. Pirnat was appointed as the President, Chief Executive Officer and Chairman of the Board of Directors of ClearSign Combustion Corporation (the “Company”).

Mr. Pirnat, age 63, became a director of the Company in November 2011. Since August 2012, Mr. Pirnat has been Managing Director of Europe, the Middle East and African operations at Quest Integrity Group, a division of Team Industrial Services, a provider of asset integrity management and asset reliability solutions in the refinery, chemical, petrochemical, pipeline and power industries worldwide. From September 2009 to 2011, he was President of Quest Integrated Inc., a technology incubator and boutique private equity firm. From 2000 to 2009, Mr. Pirnat served as President and Chief Executive Officer of the John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. Mr. Pirnat, a long-time executive with Ingersoll-Rand and Ingersoll-Dresser Corporation, went to John Zink from a previous post as President and Chief Executive Officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. Mr. Pirnat began his career as an applications engineer with the Pump and Condenser Group of Ingersoll-Rand, where he advanced through a variety of sales, marketing, engineering, and operational positions with that company and its successor, Ingersoll-Dresser. These positions included Vice President of Ingersoll-Rand's Standard Products Division, Vice President of Marketing for Ingersoll-Dresser Pumps, President of Ingersoll-Dresser Pumps Canada Ltd., and Vice President & General Manager of Ingersoll-Rand Engineered Equipment Division. Mr. Pirnat received a BSc. in Mechanical Engineering from the New Jersey Institute of Technology.

There is no family relationship between Mr. Pirnat and the Company’s officers and directors. Other than the employment agreement described below, Mr. Pirnat and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Pirnat entered into an employment agreement that became effective on February 3, 2015 (the “Effective Date”) and will continue until December 31, 2017 (the “Initial Term”) unless sooner terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Pirnat will be paid an annual salary of $350,000. Beginning on January 1, 2016, and on each January 1st thereafter, the then effective annual salary will be increased by an amount which reflects the increase, if any, in the cost of living during the previous 12 months, based on the increase in the Consumer Price Index for the Seattle Metropolitan Area.

Mr. Pirnat will also be entitled to receive a bonus for each year in which he remains employed. The bonus will be based on performance standards and goals to be met by Mr. Pirnat and may equal up to 60% of the annual salary. The bonus for the year ending December 31, 2015 will be a minimum of 30% of the annual salary.

The Company will issue an option, pursuant to the ClearSign Combustion Corporation 2011 Equity Incentive Plan (the “Plan”), for the purchase of 100,000 shares of the Company’s common stock. The per share exercise price of the option will be equal to the closing price of Company’s common stock on the grant date and the term of the option will be 10 years. The option will vest entirely on the first anniversary of the Effective Date (or, alternatively, the option will be immediately exercisable but the shares issuable upon exercise will be subject to a Company repurchase right at the option exercise price in the event Mr. Pirnat’s employment terminates, which repurchase right will lapse on the first anniversary of the Effective Date). Mr. Pirnat will receive a second option for the purchase of 200,000 shares of the Company’s common stock if the Company’s shareholders approve an increase in the number of shares of common stock included in the Plan or if the number of shares issuable under the Plan are sufficiently increased by operation of Section 3.2(i) thereunder on or before the date of the next annual meeting of the Company’s shareholders following the Effective Date. The per share exercise price of the second option will be equal to the closing price of Company’s common stock on the grant date and the term of the option will be 10 years. With respect to the second option, the right to purchase 100,000 shares of common stock will vest on the first anniversary of the grant date and the right to purchase 100,000 shares of common stock will vest on the second anniversary of the grant date (or, alternatively, the option will be immediately exercisable but the shares issuable upon exercise thereof will be subject to a Company repurchase right at the option exercise price in the event Mr. Pirnat’s employment terminates, which repurchase right will lapse as to 100,000 shares of common stock on the first anniversary of the grant date and as to 100,000 shares of common stock on the second anniversary of the grant date).

Mr. Pirnat will receive a relocation allowance, including moving expenses in an amount not to exceed $25,000, closing costs relating to the sale of his residence in Oklahoma in an amount not to exceed $40,000 and six months of living expenses following his move to Seattle, Washington, which will not exceed $6,300 per month.

Mr. Pirnat’s employment may be terminated for cause, as defined in the Employment Agreement, due to his death or disability, by the election of the Company or Mr. Pirnat, or as a result of a change in control, as defined in the Employment Agreement. If Mr. Pirnat is terminated as a result of an election of the Company, he will be entitled to receive severance consisting of the greater of the annual salary, less legal deductions, for the period of the remaining number of months in the Initial Term of the Employment Agreement, or one-year’s annual salary, less legal deductions. If Mr. Pirnat’s employment is terminated as a result of a change in control, he will be entitled to receive as severance an amount equal to the annual salary for one year, less legal deductions. In addition, any equity award that was scheduled to vest (or which carries a Company repurchase right scheduled to lapse) following the termination of his employment will vest or lapse (as applicable) immediately upon his termination.

The foregoing discussion is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached to this Current Report as exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement dated February 3, 2015 between the ClearSign Combustion Corporation and Stephen E. Pirnat

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated February 3, 2015 between ClearSign Combustion Corporation and Stephen E. Pirnat